LETTER OF CREDIT FACILITY AGREEMENT, dated as of September 19, 1995, among COLOR TILE, INC. a Delaware corporation (the "Borrower") and THE BANK OF TOKYO, LTD., NEW YORK AGENCY (the "Bank").

1.       DEFINITIONS

         1.1       Defined Terms

     As used in this Agreement, the following terms have the following meanings:

     "Agreement": this Letter of Credit Facility Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Application": the Bank's Application for Irrevocable Commercial Letter of Credit in the form of Exhibit A hereto or a computer-generated substantial equivalent thereof prepared and transmitted by the Borrower to the Bank in accordance with the Bank's customary procedures.

     "Authorized Signatory": the officer or officers of the Borrower which are authorized by the Borrower to execute and deliver to the Bank this Agreement and the other Transaction Documents.

     "Bankruptcy Event": (i) the Borrower or any of its subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof.

     "Business Day": any day other than a Saturday, Sunday or other day on which commercial banks located in New York City are authorized or required by law or other governmental actions to close.

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     "Continuing  Letter of Credit  Agreement":  the Continuing Letter of Credit
Agreement in the form of Exhibit B hereto, dated as of September 19, 1995, between the Bank and the Borrower, as amended, modified, supplemented or otherwise modified from time to time.

     "Dollars" and "$": lawful currency of the United States of America.

     "Event of Default": any of the events specified in paragraph 8 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Facility Amount": $8,366,050, or such lesser amount as may result from a reduction or reductions thereto pursuant to the terms hereof.

     "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Body": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

     "Highest Lawful Rate": the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received on amounts which may be owing to the Bank pursuant to this Agreement under the laws applicable to the Bank and this transaction.

     "Issuance Date": any date specified in a Letter of Credit Issuance Request delivered pursuant to paragraph 2.2 hereof as a date on which the Borrower requests the Bank to issue a Letter of Credit.

     "Letter of Credit Exposure": at a particular date, the sum, without duplication, of (a) the maximum amount then available to be drawn under all outstanding Letters of Credit at such date, (b) the face amount of all drawings under Letters of Credit then made on the Bank and as to which the Borrower's obligation to reimburse the Bank has not yet matured and (c) the aggregate matured and unpaid reimbursement obligations in respect of the Letters of Credit at such date; it being understood that, for purposes of the computations to be made under clauses (b) and (c), any reimbursement obligation which has been prepaid shall not be deemed to be an "obligation".

     "Letter of Credit Issuance Request": as defined in paragraph 2.2 hereof.

     "Letters of Credit": sight or deferred payment commercial letters of credit (which, in the case of deferred payment letters of credit, have payment terms of up to 90 days from the
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     date of shipment of goods covered  thereby)  heretofore or hereafter issued by the Bank for the account of the Borrower; such term being specifically intended to include commercial letters of credit issued by the Bank for the account of the Borrower prior to the date of this Agreement.

     "Person": an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Body or any other entity of whatever nature.

     "Prime Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by The Bank of Tokyo Trust Company from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

     "Security Agreement": a security agreement substantially in the form of Exhibit C hereto, as the same may be amended, modified or otherwise supplemented from time to time.

     "Syndicated Credit Agreement": the Credit Agreement, dated as of November 27, 1991, among Color Tile, Inc., the several lenders from time to time parties thereto, and Chemical Bank (f/k/a Manufacturers Hanover Trust Company), as Agent, as amended, extended, modified or supplemented from time to time.

     "Termination Date": March 31, 1997.

     "Transaction Documents": collectively, this Agreement, the Applications, the Continuing Letter of Credit Agreement, the Security Agreement, the UCC-1's and the Letters of Credit.

     1.2 Other Definitional Provisions.

     (a) As used herein, in the other Transaction Documents and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower shall have the respective meanings given to them under GAAP.

     (b) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph and exhibit references contained herein shall refer to paragraphs hereof or exhibits hereto unless otherwise expressly provided herein.

     (c) The word "or" shall not be exclusive.

     1.3 Computation of Time Periods.

     In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".
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     2. AMOUNT AND TERMS OF LETTER OF CREDIT FACILITY

     2.1 Letter of Credit Facility.

     The Bank shall, on each proposed Issuance Date and subject to the other terms and conditions of this Agreement, issue Letters of Credit for the account of the Borrower. At no time shall the Letter of Credit Exposure exceed the Facility Amount. Each Letter of Credit issued pursuant to this paragraph 2.1 shall have an expiry date (such date to be the last day on which documents can be presented under such Letter of Credit) which shall be not later than the earlier of (i) 90 days after its Issuance Date, (ii) in the case of sight Letters of Credit, the Termination Date and (iii) in the case of deferred payment Letters of Credit, the date which is the number of Deferred Payment Days (as defined below) prior to the Termination Date. Each Letter of Credit shall be issued pursuant to the provisions of the Application related thereto and the Continuing Letter of Credit Agreement, in addition to the provisions of this Agreement. For the purposes hereof, the term "Deferred Payment Days" shall mean, with respect to any deferred payment Letter of Credit, the number of days stipulated in the Letter of Credit for payment to be made to the beneficiary after the presentation of documents, or after the date of shipment or after some other stipulated date.

     2.2 Issuance of Letters of Credit.

     Each Letter of Credit shall be issued in support of a commercial payment obligation of the Borrower in favor of a beneficiary who has required the issuance of such Letter of Credit as a condition to a transaction entered into in the ordinary course of the Borrower's business. The Borrower may request the issuance of a Letter of Credit by giving the Bank a written notice (each a "Letter of Credit Issuance Request") by 2:00 P.M., New York City time, one Business Day prior to the requested Issuance Date. Such Letter of Credit Issuance Request shall be accompanied by an Application and shall be executed by an Authorized Signatory of the Borrower (including by electronically generated or communicated equivalent) and shall specify (i) the beneficiary of such Letter of Credit, (ii) the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, which provisions shall include a condition that goods shipped under such Letter of Credit shall be evidenced by a negotiable bill of lading made to the order of the Bank, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested Issuance Date and expiry date of such Letter of Credit. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Bank, consistent with the Bank's and the Borrower's recent past practice with each other, with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing, or as otherwise agreed upon by the Borrower and the Bank.

     2.3 Reimbursement of Drawings.

     Each payment by the Bank of a drawing under a Letter of Credit shall give rise to an obligation on the part of the Borrower to reimburse the Bank for the amount thereof

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


     in accordance with the terms of the Continuing Letter of Credit Agreement (a "Letter of Credit Reimbursement Obligation" and sometimes, a "matured Letter of Credit Reimbursement Obligation.")

     2.4 Letter of Credit Fees; Facility Fees.

     The Borrower agrees to pay the Bank's fees with respect to each Letter of Credit in accordance with the Commercial Letter of Credit Terms & Fee Schedule, dated September 19, 1995 and attached hereto as Exhibit D hereto; provided, however, that in lieu of an opening fee (charges for which have been waived), the Borrower shall pay to the Bank, a facility fee for each day from the date hereof to the Termination Date. Such facility fee shall be payable monthly in advance commencing on the date hereof and shall be computed for each day during such period at a rate per annum equal to 1% of Facility Amount in effect on such day, calculated on the basis of a 360 day year, for the actual number of days elapsed.

     2.5 Absolute Obligation with respect to Letter of Credit Payments.

     The Borrower's obligation to reimburse the Bank in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit or any other Person other than the Bank, as issuer of the Letters of Credit. In the event of any conflict between this paragraph, on the one hand, and any Application or the Continuing Letter of Credit Agreement, on the other hand, such Application and the Continuing Letter of Credit Agreement shall govern.

     2.6 Increased Costs Based on Letters of Credit.

     If, after the date of this Agreement, any law, governmental rule, regulation, guideline or order (or in the interpretation or application thereof by any Governmental Body charged with the administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) or GAAP shall either (a) impose, modify or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Bank, or (b) impose on the Bank any other condition regarding the Letters of Credit (except for imposition of, or changes in the rate of, tax on the overall net income of the Bank, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost or affect the profitability (on an after-tax basis) to the Bank (or any successor thereto as issuer of Letters of Credit) of issuing or maintaining any Letter of Credit, the Borrower shall pay to the Bank, not later that five (5) days after written demand therefor, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost. A statement as to such increased cost incurred by the Bank as a result of any event mentioned in clause (a) or (b) above, submitted by the Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof. If the Bank shall become entitled to payment of any such amounts, it shall promptly notify the Borrower of such fact.

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


     2.7 Interest on Overdue Letter of Credit Reimbursement Obligations.

     (a) If all or any portion of the Letter of Credit Reimbursement Obligations or any other amount payable under the Transaction Documents shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a floating rate of interest per annum equal to 3 1/2% above the Prime Rate from time to time in effect from the date of nonpayment until paid in full (whether before or after the entry of any judgment thereon). Interest payable under this paragraph 2.7(a) shall be payable on demand.

     (b) Interest shall be calculated on the basis of a 360 day year, for the actual number of days elapsed. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. Each determination of the Prime Rate by the Bank pursuant to this Agreement shall be conclusive and binding absent manifest error. At no time shall the interest rate payable hereunder exceed the Highest Lawful Rate. If interest payable to the Bank on any date would exceed the maximum amount permitted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount. The Borrower acknowledges that the Prime Rate is only one of the bases used by The Bank of Tokyo Trust Company for computing interest on loans made by said Trust Company, and by basing interest payable hereunder on such Prime Rate, the Bank has not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which said Trust Company makes loans.

     2.8 Taxes.

     The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement and the other Transaction Documents.

     2.9 Capital Adequacy.

     (a) If, after the date of this Agreement, the Bank shall determine that the adoption or effectiveness after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Body, central bank or comparable agency, has or would have the effect of materially reducing the rate of return on the Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the Bank's then current policies with respect to capital adequacy), then from time to time, not later that five
(5) days after demand therefor by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the

     Bank for such reduction. A statement submitted by the Bank as to the amount that will compensate the Bank shall be conclusive, absent manifest error, as to the amount thereof. If the Bank shall become entitled to payment of any such amounts, it shall promptly notify the Borrower of such fact.

     3. PAYMENTS

     All payments by the Borrower provided for in the Continuing Letter of Credit Agreement shall be made by the Borrower in accordance with the Terms and Conditions thereof, without set-off or counterclaim. All other payments by the Borrower under this Agreement or the other Transaction Documents shall be made prior to the Bank's close of business in New York City on the date such payment is due, to the Bank at the Bank's office specified in paragraph 9.2 hereof, in each case in Dollars and in immediately available funds.

     4. MANDATORY PREPAYMENTS; ESCROW

     4.1 Mandatory Prepayments: Escrow.

     Upon and simultaneously with the making of any prepayment required by subsection 5.3 or subsection 5.4 of the Syndicated Credit Agreement (including any Asset Sale permitted under the Syndicated Credit Agreement or with the consent of the Required Banks, but not any payment under subsection 5.4(c) of the Syndicated Credit Agreement) to be applied in accordance with subsection 5.4(e) of the Syndicated Credit Agreement to the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments, (i) the Facility Amount shall be reduced by the Bank Tokyo Amount, and (ii) the Borrower shall repay or prepay, as the case may be, its then matured but unreimbursed Letter of Credit Reimbursement Obligations and its unmatured obligations under deferred payment Letters of Credit under which drawings have been made but for which reimbursements are not yet due to the Bank from the Borrower ("unmatured Letter of Credit Reimbursement Obligations") in an amount equal to the Bank Tokyo Amount, provided, however, that if such Bank Tokyo Amount exceeds the aggregate amount of such unreimbursed and unmatured Letter of Credit Reimbursement Obligations, the Borrower shall place such excess amount in escrow, which escrowed funds shall be utilized for the payment or prepayment of its future matured and unmatured Letter of Credit Reimbursement Obligations under then outstanding Letters of Credit. The Bank shall apply any such prepayment or the proceeds of any such escrowed funds first to matured Letter of Credit Reimbursement Obligations and then to unmatured Letter of Credit Reimbursement Obligations.

     For the purposes of this paragraph 4.1, the following terms shall have the meanings ascribed to them in the Syndicated Credit Agreement: "Asset Sale," "Required Banks," "Term Loans," "Revolving Credit Commitments," "Bank Tokyo Amount."

     4.2 Escrow Arrangement.

     On or prior to the date on which the first prepayment referenced in paragraph 4.1 hereof is made, the Borrower and the Bank shall have established an account (the "Escrow
                                       7

     Account") in the name of a financial institution satisfactory to the Bank and the Borrower as escrow agent (the "Escrow Agent") for the Borrower and the Bank. The amount of any funds referenced in paragraph 4.1 hereof which are to be placed in escrow shall be deposited by the Borrower to the Escrow Account. Upon receipt of a written statement from the Bank specifying that a matured or unmatured Letter of Credit Reimbursement Obligation is outstanding or any other amount is due to the Bank under this Agreement which has not been paid, the Escrow Agent shall release funds on deposit in the Escrow Account to the Bank in an amount equal to the amount specified in such written statement for the purpose of paying or prepaying such Letter of Credit Reimbursement Obligations or other amounts due. Upon receipt of a written statement from the Bank and the Borrower specifying that all amounts due to the Bank under this Agreement have been paid in full and that the Termination Date has occurred, the Escrow Agent shall release the balance of all funds on deposit in the Escrow Account to the Borrower. The Bank acknowledged that it has not been granted and has no security interest in or lien upon the Escrow Account or any amounts at any time on deposit therein or any of the Borrower's rights in respect thereof.

     5. REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into this Agreement and to issue Letters of Credit, the Borrower hereby makes the following representations and warranties to the Bank:

     5.1 Corporate Authority.

     It has full corporate power and authority to enter into, execute, deliver and carry out the terms of this Agreement and the other Transaction Documents, all of which have been duly authorized by all proper and necessary corporate action and are not in violation of its Certificate of Incorporation and By-Laws.

     5.2 Governmental Body and Other Approvals.

     Except for consents, authorizations or approvals which (a) have been obtained, made or given or (b) which the Bank may be required to obtain or (c) if not obtained, would not have a material adverse effect upon the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its subsidiaries or on the ability of the Borrower to perform its obligations under the Transaction Documents, no consent, authorization or approval of, or exemption by, stockholders, any Governmental Body or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement or any other Transaction Document.

     5.3 Binding Agreement

     This Agreement constitutes, and the other Transaction Documents when executed and delivered will constitute, the valid and legally binding obligations of the Borrower, each enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

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


     5.4 No Conflicting Agreements.

     Except for defaults or conflicts which would not have a material adverse effect upon the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its subsidiaries or on the ability of the Borrower to perform its obligations under the Transaction Documents, the execution, delivery or carrying out of the terms of this Agreement and the other Transaction Documents will not constitute a default under or conflict with, or result in the creation or imposition of, or obligation to create, any lien upon, the Collateral (as defined in the Security Agreement) pursuant to the terms of any material mortgage, indenture, contract, agreement, judgment, decree or order binding upon the Borrower or any of its subsidiaries, except liens in favor of the Agent and the banks under the Syndicated Credit Agreement.

     6. CONDITIONS TO ISSUANCE

     6.1 Conditions to Initial Issuance. The obligation of the Bank to issue the initial Letter of Credit after the date hereof shall be subject to the fulfillment of the following conditions precedent:

     (a) Evidence of Corporate Action.

     The Bank shall have received a certificate of the Secretary or Assistant Secretary of the Borrower dated on or about the date hereof (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Bank) taken by it to authorize this Agreement and the other Transaction Documents, and (ii) setting forth the incumbency of its officer or officers who may sign this Agreement and the documents contemplated hereby, including therein a signature specimen of such officer or officers; the Bank being entitled to rely upon such certificate until furnished with any substitute or supplemental certificate by the Borrower.

     (b) Continuing Letter of Credit Agreement; Security Agreement.

     The Bank shall have received the Continuing Letter of Credit Agreement and the Security Agreement, each duly executed by an Authorized Signatory of the Borrower.

     (c) Approvals.

     The Bank shall have received evidence reasonably satisfactory to it that all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by this Agreement have been obtained and that all required notices have been given and all required waiting periods have expired.

     (d) Fifth Amendment to Syndicated Credit Agreement.

     The Conditions to Effectiveness described in the Fifth Amendment to the Syndicated Credit Agreement shall have been satisfied and such Amendment shall have become effective.

     (e) Fees of Counsel.

     The fees and expenses of counsel to the Bank as shall have been presented to the Borrower for payment or reimbursement shall have been paid or reimbursed, as the case may be, by the Borrower in accordance with paragraph 9.5 hereof.

     6.2 Condition to Issuance of Each Letter of Credit. The obligation of the Bank to issue each Letter of Credit (including the initial Letter of Credit) hereunder shall be subject only to the further conditions precedent that (a) no Event of Default shall have occurred and be continuing, (b) the Commitments (as defined in the Syndicated Credit Agreement) shall not have been terminated and
(c) no material default shall have occurred and be continuing in the due performance and observance by the Borrower of any covenant or agreement contained herein or in any other Transaction Document (other than those covenants or agreements referred to in paragraph 8.1(a), (b) and (c) hereof) and shall continue unremedied for a period of 20 Business Days after written notice thereof in reasonable detail from the Bank.

     7. COVENANTS

     7.1 Financial Statements.

     The Borrower agrees that, so long as this Agreement is in effect, any Letter of Credit or any Letter of Credit Reimbursement Obligation remains outstanding or unpaid, or any other amount is owing to the Bank hereunder or under any Application, the Borrower shall furnish to the Bank a copy of all financial statements, certificates and other information provided to Chemical Bank, as Agent under the Syndicated Credit Agreement, simultaneously with such delivery to Chemical Bank.

     7.2 UCC-1's.

     Promptly, but in no event more than seven Business Days, after the Bank or its counsel shall have delivered to the Borrower UCC-1 Financing Statements with respect to the Collateral (as defined in the Security Agreement) for execution by the Borrower, the Borrower shall return to the Bank or its counsel such Financing Statements duly executed by an Authorized Signatory of the Borrower, which Financing Statements are to be filed in each jurisdiction in which such Collateral is located.

     8. EVENTS OF DEFAULT; REMEDIES

     8.1 Events of Default.

     Each of the following events or occurrences described in this paragraph 8.1 shall constitute an "Event of Default":

     (a) the Borrower shall default in the payment when due of any matured Letter of Credit Reimbursement Obligation and such default shall continue unremedied for the lesser of (i) three Business Days from the date when due and
(ii) one Business Day after written notice thereof from the Bank; or

     (b) the Borrower shall default in (i) the required prepayment when due of any unmatured Letter of Credit Reimbursement Obligation, (ii) making any deposit into the Escrow Account required to be made pursuant to paragraph 4.2 hereof or
(iii) the payment or reimbursement to the Bank of any amounts due to the Bank under this Agreement (including paragraph 9.5 hereof) or under any other
Transaction Document, and any such default shall continue unremedied for a period of three Business Days after written notice thereof from the Bank; or

     (c) the Borrower shall default in the due performance and observance of any of its obligations under paragraph 7.2 hereof or Section 3.1 (e) of the Security Agreement, and such default shall continue unremedied for a period of (i) with respect to paragraph 7.2 hereof, three Business Days after written notice thereof, in reasonable detail, from the Bank, and (ii) with respect to Section
3.1 (e) of the Security Agreement, twenty Business Days after written notice thereof, in reasonable detail, from the Bank; or

     (d) a Bankruptcy Event shall have occurred; or

     (e) the maturity of the Loans (as defined in the Syndicated Credit Agreement) shall have been accelerated; or

     (f) the Security Agreement shall for any reason (other than pursuant to the terms thereof or as a result of the action or inaction of the Bank) cease to be in full force and effect and the Borrower shall not have remedied the cause of such cessation within five Business Days after written notice thereof from the Bank.

     8.2 Action if Bankruptcy Event.

     If any Bankruptcy Event shall have occurred, the Bank's obligations to issue Letters of Credit hereunder shall automatically terminate and all matured or unmatured Letter of Credit Reimbursement Obligations and all other obligations of the Borrower in respect of Letters of Credit, although contingent and unmatured, shall automatically be and become immediately due and payable, without notice or demand.

     8.3 Action if Other Event of Default. If any Event of Default (other than a Bankruptcy Event) shall occur and be continuing, the Bank may, by notice to the Borrower, terminate its obligations to issue Letters of Credit hereunder and may declare all or any portion of unmatured Letter of Credit Reimbursement Obligations and any other obligations of the Borrower in respect of Letters of Credit, although contingent and unmatured, to be due and payable, whereupon the full unpaid amount of such unmatured Letter of Credit Reimbursement Obligations and any other obligations of the Borrower in respect of Letters of Credit, although contingent and unmatured, shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Bank's obligations to issue Letters of Credit hereunder shall terminate.

     9. OTHER PROVISIONS.

     9.1 Amendments and Waivers.

     No Amendment or waiver of any provision of this Agreement or any other Transaction Document nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     9.2 Notices.

     All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of telecopier notice, when sent, addressed as follows:

                  The Borrower:

                  Color Tile, Inc.
                  515 Houston Street
                  Fort Worth, Texas 76102

                  Attention: Vice President and Chief Financial Officer
                  Telephone: (817) 870-9634
                  Telecopier: (817) 870-9672
                  with a copy to:

                  Gibson, Dunn & Crutcher
                  200 Park Avenue
                  New York, New York 10166

                  Attention: Charles K. Marquis
                  Telephone: (212) 351-4000
                  Telecopier: (212) 351-4035

                  The Bank:

                  The Bank of Tokyo, Ltd.
                  New York Agency
                  1251 Avenue of the Americas
                  New York, New York 10116-3138
                  Attention: Mr. Victor Bulzacchelli
                  Telephone:  (212) 782-4325
                  Telecopier: (212) 782-6440                                ,


     except that any Letter of Credit Issuance Request shall not be effective until received by the Bank.

     9.3 No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege under this Agreement or any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under this Agreement or any other Transaction Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Transaction Documents.

     9.5 Payment of Expenses and Taxes; Indemnity.

     The Borrower agrees, whether or not any Letter of Credit is issued, (a) other than the fees for the items set forth in Exhibit D hereto which shall be as set forth in such Exhibit, to pay or reimburse the Bank for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any requested amendment, supplement or modification to, or waiver or consent to, this Agreement and the other Transaction Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel, (b) to pay or reimburse the Bank for all of its costs and expenses incurred in connection with the enforcement of any rights under this Agreement or any other Transaction Document, including, without limitation, reasonable fees and disbursements of counsel, (c) to pay, indemnify, and hold the Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Transaction Document, and (d) to pay, indemnify and hold the Bank and its officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the execution, delivery, enforcement and performance of this Agreement or any other Transaction Document or the use of the Letters of Credit or with respect to the transactions contemplated thereby; provided, however, that the Borrower shall not be obligated to indemnify the Bank for any such liabilities arising from the Bank's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Borrower's obligations hereunder and any other amounts payable under the Transaction Documents.

     9.6 Successors and Assigns.

     This Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of the Borrower and the Bank, and their respective successors and assigns. Other than transfers by the Bank to its affiliates, neither the Borrower nor the Bank may assign or transfer all or any portion of its rights or obligations under this Agreement or the other Transaction Documents without the prior written consent of the other party.

     9.7 Set-off.

     Upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by the Bank and other indebtedness at any time owing by the Bank to or for the credit or account of the Borrower against any obligations, whether matured or unmatured, now or hereafter existing under this Agreement or any other Transaction Document, of the Borrower to the Bank. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Bank may have.

     9.8 GOVERNING LAW.

     THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     9.9 Headings; Plurals.

     Paragraph headings have been inserted in this Agreement and the other Transaction Documents for convenience only and shall not be construed to be a part hereof or thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

     9.10 Severability.

     Every provision of this Agreement and the other Transaction Document are intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     9.11 Integration.

     This Agreement and the other Transaction Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter thereof and supersede all prior agreements and understandings between the Borrower and the Bank with respect to the subject matter thereof.

     9.12 Counterparts.

     This Agreement may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9.13 CONSENT TO JURISDICTION.

     THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY
SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER.

     9.14 WAIVER OF TRIAL BY JURY.

     THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, OR COUNSEL TO THE BANK, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

     9.15 SERVICE OF PROCESS.

     PROCESS MAY BE SERVED IN ANY SUIT, ACTION, COUNTERCLAIM OR PROCEEDING OF THE NATURE REFERRED TO IN PARAGRAPH 9.13 HEREOF BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF THE BORROWER SET FORTH IN OR REFERRED TO IN PARAGRAPH 9.2 HEREOF, TO THE ATTENTION OF THE PERSON THEREIN DESIGNATED OR IN THE APPLICABLE TRANSACTION DOCUMENT OR TO ANY OTHER ADDRESS OF WHICH THE BORROWER SHALL HAVE GIVEN WRITTEN NOTICE. THE BORROWER HEREBY AGREES THAT SUCH SERVICE (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION, COUNTERCLAIM OR PROCEEDING, AND (II) SHALL TO THE

     FULLEST EXTENT ENFORCEABLE BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.

     9.16 NO LIMITATION ON SERVICE OR SUIT.

     NOTHING IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR ANY MODIFICATION, WAIVER, OR AMENDMENT HERETO OR THERETO, SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY JURISDICTION OR JURISDICTIONS.


         [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Letter of Credit Facility Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                   COLOR TILE, INC.


                                   By:  /s/ Bart A. Brown, Jr.
                                   ----------------------------

                                   Title:  Chief Executive Officer and President


                                    By:  /s/ Alan J. Bethscheider
                                    -------------------------------

                                    Title:  Executive Vice President, General
                                            Counsel and Secretary



                                    THE BANK OF TOKYO, LTD.
                                    NEW YORK AGENCY


                                    By: Victor Bulzacchelli
                                    ------------------------

                                    Title:  Attorney-in-Fact

                                                                       EXHIBIT A
                          LETTER OF CREDIT APPLICATION


                [Exhibit available at the Company upon request.]

                                                                       EXHIBIT B
                      CONTINUING LETTER OF CREDIT AGREEMENT



                         Dated as of: September 19, 1995



To:      THE BANK OF TOKYO, LTD.
         NEW YORK AGENCY
         1251 AVENUE OF THE AMERICAS
         NEW YORK, NEW YORK 10116-3138


Gentlemen:

     In consideration of your issuance of letters of credit from time to time substantially in accordance with our applications therefor, as the same may be amended with our agreement or consent, we hereby agree that, except as you and we shall otherwise specifically agree in writing in each instance, the Terms and Conditions hereinafter set forth shall apply to each such application and to each letter of credit issued by you pursuant to such application.


                                            COLOR TILE, INC.
                                            515 Houston Street
                                            Fort Worth, TX  76102


                                            By:_______________________________

                                            Printed Name:______________________

                                            Title: _____________________________


                                            By:_______________________________

                                            Printed Name:______________________

                                            Title: _____________________________

                              TERMS AND CONDITIONS


     In these provisions:

     (1) The "Bank" means The Bank of Tokyo, Ltd.

     (2) The "Applicant" means Color Tile, Inc.

     (3) An "instrument" means any draft, receipt, acceptance or cable or written demand for payment.

     (4) "Uniform Customs and Practice" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Brochure No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Bank.

     (5) "Application" means each application by the Applicant for a letter of credit as such application may be amended or modified from time to time with the written or oral agreement or consent of the Applicant.


     1. As to instruments drawn under or purporting to be drawn under any Letter of Credit, which are payable in United States dollars ("Dollars"): (a) in the case of each sight draft, demand or receipt, to reimburse the Bank, at its office, within one Business Day after demand by the Bank, in Dollars, the amount actually paid by the Bank thereon, or, if so demanded by the Bank, to pay to the Bank, at its office, in advance (but not earlier than two business days prior to the day on which the Bank anticipates that it will pay the same) in such currency, the amount that the Bank anticipates will be required to pay the same, provided, however, that if such amount is not actually paid by the Bank, the Bank will promptly refund to the Applicant the amount so paid by the Applicant less the amount actually paid by the Bank on such sight draft, demand or receipt; and (b) in the case of each deferred payment obligation of the Bank under a deferred payment Letter of Credit, to pay the Bank, at its office, in Dollars, the amount of such deferred payment obligation, not later than two business day prior to the maturity of such deferred payment obligation.

     2. As to instruments drawn under or purporting to be drawn under any Letter of Credit, which are payable in currency other than Dollars: (a) in the case of each sight draft, demand or receipt, to reimburse the Bank, at its office, within one Business Day after demand by the Bank, in Dollars, the equivalent of the amount actually paid by the Bank thereon at the Bank's then current selling rate of exchange in New York for cable transfers to the place of payment in the currency in which such draft, demand or receipt is payable, with interest (at the then current federal funds rate) from the date of payment of the instrument to the date of such demand, provided, however, that if such amount is not actually paid by the Bank, the Bank will promptly refund to the Applicant the amount so paid by the Applicant less the amount actually paid by the Bank on such sight draft, demand or receipt; and (b) in the case of each deferred payment obligation of the Bank under a deferred payment Letter of Credit, to pay to the Bank, at its office, not later than two business day prior to the maturity of such deferred payment obligation, the equivalent of such deferred payment obligation in Dollars at the Bank's then current selling rate of exchange in New York for cable transfers to the place of payment in the currency of the deferred payment obligation. If for any cause whatsoever there exists at the time in question no rate of exchange generally current in New York for effecting cable transfers of the sort above mentioned, the Applicant agrees to pay the Bank at the time required an amount in Dollars equivalent to the actual cost to the Bank of settlement of the Bank's obligation to the holder of the instrument or other person, however and whenever such settlement shall be made by the Bank, including the amount of any interest actually paid by the Bank on such obligation to such holder or other person. The Applicant will comply with any and all governmental exchange regulations now or hereafter applicable to the Letter of Credit or instrument or payments relative thereto, and will pay the Bank, within two business days of written demand, in Dollars, such amount as the Bank may be required to expend on account of such regulations.

     3. If the Letter of Credit provides for preparation of documents without any instrument, references herein to instruments, drafts, demands, receipts, acceptances, documents relative thereto or payments or acceptances thereof shall refer to documents presented for payment without instruments, documents relative thereto or payments or acceptance of the same, and all rights and obligations hereunder shall be the same as though an instrument had accompanied such documents.

     4. Upon any transfer, sale, delivery, surrender or endorsement of any bill of lading, warehouse receipt or other document at any time(s) held by the Bank, or held for its account by any of its correspondents, relative to the Letter of Credit, the Applicant will indemnify and hold the Bank, any such correspondent(s), harmless from and against each and every claim, demand, action or suit which may arise against the Bank, or any such correspondent, by reason thereof, unless such claim, demand, action or suit shall arise from the gross negligence and wilful misconduct of the Bank or any such correspondent.

     5. These Terms and Provisions and the Letter of Credit shall be subject to the Uniform Customs and Practice. In addition to other rights of the Bank hereunder or under the Application, any action, inaction or omission taken or suffered by the Bank, or by any of its correspondents, under or in connection with the Letter of Credit or the relative instruments, documents, or property, if in good faith and in conformity with such foreign or domestic laws, regulations, or customs as the Bank or any of its correspondents may deem to be applicable thereto, shall be binding upon the Applicant and shall not place the Bank or any of its correspondents under any liability to the Applicant. The Applicant agrees to hold the Bank and its correspondents indemnified and harmless against any and all loss, liability or damage, including reasonable counsel fees, howsoever arising from or in connection with the Letter of Credit, unless such loss, liability or damage shall arise from the gross negligence and wilful misconduct of the Bank or any such correspondents.

     6. That the Bank may accept or pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice are dated on or before the expiration date of the Letter of Credit, and that except in so far as instructions may be given by the Applicant in writing expressly to the contrary with regard to, and prior to, the Bank's issuance of the Letter of Credit: (a) although shipment(s) in excess of the quantity called for under the Letter of Credit are made, the Bank may honor the relative instrument(s) in an amount or amounts not exceeding the amount of the Letter of Credit; and (b) the Bank may honor, as complying with the terms of the Letter of Credit and of the Application, any instruments or other documents otherwise in order signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for benefit of Letter of Creditors, liquidator, receiver or other legal representative of the party authorized under the Letter of Credit to draw or issue such instruments or other documents.

     7. That in the event of any change or modification, with the consent of the Applicant, relative to the Letter of Credit or any instruments or documents called for thereunder, including waiver of noncompliance of any such instruments or documents with the terms of the Letter of Credit, these Terms and Provisions shall be binding upon the Applicant with regard to the Letter of Credit as so changed or modified, and to any action taken by the Bank or any of its correspondents relative thereto.

     8. Neither the Bank nor its correspondents shall be responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the use(s) of the Letter of Credit; (b) the existence, character, quality, quantity, condition, packing or value of the property purporting to be represented by the documents; (c) the time, place, manner or order in which shipment is made; (d) the validity, sufficiency, or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (e) partial or incomplete shipment, or failure or omission to ship any or all of the property referred to in the Letter of Credit; (f) the character, adequacy, validity or genuineness of any insurance or the solvency or responsibility of any insurer or any other risk connected with the insurance; (g) any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping thereof; (h) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (i) delay in arrival or failure to arrive of either the property or any of the documents relating thereto; (j) delay in giving or failure to give notice or any other notice; (k) any breach of contract between the shipper(s) or vendor(s) and the consignee(s) or buyer(s);
(l) failure of any instrument to bear any reference or adequate reference to the Letter of Credit, or failure of documents to accompany any instrument at negotiation or presentation, or failure of any person to note the amount of any instrument on the reverse of the Letter of Credit, or to surrender or to take up the Letter of Credit or to send forward documents apart from instruments as required by the terms of the Letter of Credit, each of which provisions, if contained in the Letter of Credit itself, it is agreed may be waived by the Bank; or (m) errors, omissions, interruptions or delays in transmission, or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they may be in cipher; that the Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents; that the occurrence of any one or more of the contingencies referred to in the preceding clauses of this paragraph shall not affect, impair or prevent the vesting of any of the Bank's rights or powers hereunder or the Applicant's obligation to make reimbursement; and that the Applicant will promptly examine (i) the copy of the Letter of Credit (and of any amendments thereof) sent to it by the Bank and (ii) all documents and instruments delivered to it from time to time by the Bank, and, in the event of any claim of noncompliance with Applicant's instructions or other irregularity, will immediately notify the Bank thereof in writing, the Applicant being conclusively deemed to have waived any such claim against the Bank and its correspondents unless such notice is given as aforesaid.

     9. To procure promptly any necessary import, export or other licenses for the import, export or shipping of the property shipped under or pursuant to or in connection with the Letter of Credit, and to comply with all foreign and domestic governmental regulations in regard to the shipment of such property or the financing thereof, and to furnish such certificates in that respect as the Bank may at any time(s) require, and to maintain insurance on such property of such types, coverages, form and amount as is usually carried on similar property by similar enterprises and consistent with the practices of the Applicant.

     10. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by the Bank, shall impair the Bank's rights or powers hereunder. The Bank shall not be deemed to have waived any of its rights hereunder, unless the Bank or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

     11. That the obligations hereof shall bind the heirs, executors, administrators, successors and assigns of the Applicant, and all rights, benefits and privileges hereby conferred on the bank shall be and hereby are extended to and conferred upon and may be enforced by its successors and assigns.

     12. THAT THIS CONTINUING LETTER OF CREDIT AGREEMENT AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     13. Unless an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Letter of Credit Facility Agreement, dated as of September 19, 1995, between the Applicant and the Bank, shall have occurred and be continuing, the Bank will deliver to the Applicant each document (including negotiable bills of lading) presented to the Bank in connection with a Letter of Credit which is necessary for the Applicant to obtain possession of the goods covered by such Letter of Credit. The Bank shall deliver such documents to the Applicant within a commercially reasonable period of time after the Bank's receipt thereof in accordance with the Bank's customary practices; provided, that the Bank shall be under no obligation to deliver such documents to the Applicant until the Bank has determined (in accordance with the Uniform Customs and Practice) that the drawing under which such documents were presented to the Bank conforms to the Letter of Credit under which such drawing was made (unless any discrepencies in connection therewith were duly waived by all necessary parties). It is specifically understood that the Bank shall not be entitled to retain possession of such documents solely due to the fact that such documents were delivered in connection with a drawing under a deferred payment Letter of Credit with respect to which the reimbursement obligation has not matured. Notwithstanding anything to the contrary herein, the Bank shall not be obligated to deliver to the Applicant any documents which were presented to the Bank pursuant to a sight Letter of Credit until the Applicant shall have reimbursed the Bank in full for payments made by the Bank under such sight Letter of Credit.

                                                                      EXHIBIT C


                               SECURITY AGREEMENT


                            as of September 19, 1995


     In consideration of extensions of credit heretofore or hereafter made to or for the account or benefit of COLOR TILE, INC., a Delaware corporation (the "Borrower") by THE BANK OF TOKYO, LTD., New York Agency (the "Bank") and the granting to or for the account of the Borrower of extensions, forbearances, modifications or renewals thereof as the Bank, in its sole discretion, may deem advisable, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower does hereby agree with the Bank as follows:


                            ARTICLE I - DEFINITIONS

     Capitalized terms used in this Agreement shall have the meanings set forth in the caption of this Agreement, in the following Sections and, unless otherwise defined herein, in the Letter of Credit Agreement.

     SECTION 1.1 "Agreement" shall mean this Security Agreement as the same may be amended, modified or supplemented from time to time, and all other documents and instruments now or hereafter executed and delivered in conjunction herewith.

     SECTION 1.2 "Collateral" shall mean and include all documents and goods, including inventory (as such terms are defined in the New York Uniform Commercial Code), financed under or in connection with the Letters of Credit, together with all proceeds of the foregoing.

     SECTION 1.3 "Distribution Center" shall mean each distribution center of the Borrower at which any inventory constituting Collateral is located, consisting of each location set forth on Schedule I hereto.

     SECTION 1.4 "Letter of Credit Agreement" shall mean the Letter of Credit Facility Agreement, dated as of September 19, 1995, between the Borrower and the Bank, as amended, modified or supplemented from time to time.

     SECTION 1.5 "Letters of Credit": commercial letters of credit heretofore or hereafter issued by the Bank for the account of the Borrower; such term being specifically intended to include commercial letters of credit issued by the Bank for the account of the Borrower prior to the date of this Agreement.

     SECTION 1.6 "Obligations" shall mean any and all liabilities and obligations of the Borrower to the Bank of every kind arising under the Continuing Letter of Credit Agreement, the Letter of Credit Agreement, this Agreement, and any Letters of Credit (including all applications, reimbursement agreements and other agreements relating thereto), however evidenced and whether now existing or hereafter incurred, secured or not secured, direct or indirect, matured or not matured, absolute or contingent, now due or hereafter to become due (including without limitation, any and all costs and attorney's fees incurred by the Bank in the collection, whether by suit or by any other means of any of the Obligations hereunder) and any extension or renewals of any of the foregoing.


                         ARTICLE II - SECURITY INTEREST

     As collateral security for the prompt and unconditional payment of the Obligations, the Borrower does hereby assign, pledge and grant to the Bank a purchase money security interest in and to the Collateral and agrees that such security interest shall continue until there shall be no Obligations outstanding and the commitment of the Bank to issue Letters of Credit under the Letter of Credit Agreement shall have been terminated.


                    ARTICLE III - COVENANTS OF THE BORROWER

     SECTION 3.1 Maintenance of Collateral. The Borrower shall use its best efforts to take the following steps to protect the security interest of the Bank in the Collateral:

     (a) Keep and maintain all inventory constituting Collateral at the Distribution Centers, or at such other places listed in Schedule II hereto or such other places as may be notified to the Bank pursuant to clause (k) of this
Section 3.1; and not remove the same without the prior written consent of the Bank, except, in the ordinary course of the Borrower's business;

     (b) Keep and maintain books and records relating to the Collateral in form and substance reasonably satisfactory to the Bank and consistent with its past practices and allow the Bank or its representatives access to such books and records and to the Collateral, at all reasonable times for the purpose of examination, verification, copying, extracting and other reasonable purposes as the Bank may require;

     (c) Deliver to the Bank promptly at its reasonable request, true copies of all schedules, lists, invoices, bills of lading, documents of title, purchase orders, receipts, chattel paper, instruments and other items relating to the Collateral;

     (d) Make, stamp or record such entries or legends on any of the Borrower's books and records relating to the Collateral as the Bank shall reasonably request from time to time;

     (e) Execute and deliver to the Bank such other and further documents, instruments or writings which the Bank may deem reasonably necessary and/or advisable in order to evidence, effectuate, perfect or maintain the Bank's security interest in the Collateral. It is the Bank's present intention not to request delivery to it of warehouse receipts issued by public warehouses at which the Collateral or any portion thereof may be stored, if (i) the invoice value of the Collateral represented thereby is less than 4% of the total invoice value of the Collateral released to the Borrower under deferred payment Letters of Credit on which there are outstanding unmatured Letter of Credit Reimbursement Obligations and (ii) said Collateral does not remain in such public warehouses for more than four consecutive Business Days; provided, that, the Bank retains its right to request such delivery of such warehouse receipts at any time in the exercise of its sole and absolute discretion.

     (f) Defend the Collateral against all claims, liens, security interests, demands and other encumbrances of third parties at any time claiming an interest in the Collateral which is adverse to any security interest granted to the Bank, other than such claims of buyers in the ordinary course of the Borrower's business and the security interests in favor of the Agent and the banks under the Syndicated Credit Agreement;

     (g) Keep the Collateral free of all liens and encumbrances, except security interests in favor of the Agent and the banks under the Syndicated Credit Agreement, and not sell, transfer or otherwise dispose of the Collateral or any interest therein, in bulk or otherwise, except in the ordinary course of business;

     (h) Notify the Bank in the event of material loss or damage in the Collateral, or of any other occurrences which could materially and adversely affect the security interest of the Bank therein promptly after the Borrower becomes aware thereof;

     (i) Pay all expenses incurred in the manufacture, delivery, storage or other handling of the Collateral and all taxes which are or may become a lien on the Collateral, promptly when due; and reimburse the Bank, within five days of written demand therefor, for any expenses incurred, in its sole discretion, to satisfy any such liens, expenses or taxes in order to protect the Collateral;

     (j) Maintain insurance on the Collateral of such types, coverages, form and amount as is usually carried on similar goods by similar enterprises and consistent with the practices of the Borrower;

     (k) Give the Bank at least 30 days prior written notice of any change in the Borrower's principal place of business or chief executive office and, in the event that any inventory constituting Collateral is to be located at any place other than the locations set forth in Schedule I and II hereto, give the Bank at least 30 days prior written notice of each such intended location; and

     (l) For so long as any inventory constituting Collateral is located in any Distribution Center, use its best efforts to segregate and keep separate and apart and readily identifiable all such inventory from all other inventory of the Borrower in such Distribution Center.

     SECTION 3.2 Expenses of the Bank. The Borrower shall reimburse the Bank for all reasonable expenses incurred in the preparation, execution and implementation of this Agreement, including, without limitation, reasonable attorneys' fees and disbursements, any other costs and fees incurred by the Bank in connection with the Collateral.


     ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     The Borrower represents and warrants to the Bank, and shall be deemed to continually do so, as long as this Agreement shall remain in force:

     SECTION 4.1 Ownership of Collateral. That it is the owner of the Collateral free and clear of all encumbrances, except those in favor of the Bank and the Agent and the banks under the Syndicated Credit Agreement and that it shall not sell or transfer, except in the ordinary course of business, or further encumber any of the Collateral without the prior written consent of the Bank.

     SECTION 4.2 Corporate Power. That it has the corporate power to subject the Collateral to the security interest herein provided.

     SECTION 4.3 Corporate Authorization. That it is authorized by all necessary corporate action to enter into this Agreement and to implement and carry out the provisions hereof, and has taken all necessary actions, corporate or otherwise, in respect thereto.

     SECTION 4.4 Principal Place of Business. That its principal place of business as of the date hereof is located at 515 Houston Street, Fort Worth, Texas 76102.


                         ARTICLE V - RIGHTS OF THE BANK

     SECTION 5.1 General Rights. The rights of the Bank shall at all times be those of a secured party under the New York Uniform Commercial Code and without limiting the generality of the foregoing, the Bank shall have the additional rights set forth in this Article.

     SECTION 5.2 Rights upon an Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Bank may, without notice to the Borrower, enter upon and into the premises of the Borrower without liability for trespass and remove all of the Collateral and all books, records, invoices and other documentation relative thereto. The Bank may require the Borrower to assemble or package the Collateral and make it available to the Bank at a place to be designated by the Bank, reasonably convenient to the parties where it will remain at the Borrower's expense pending sale or other disposition by the Bank.

     SECTION 5.3 Realization Upon the Collateral. In the event the Bank determines that the Collateral should be sold to satisfy all or any part of the Obligations, the Bank may dispose of the Collateral in whole or in part at public or private sale, and any notice required to be given shall be given in accordance with Section 6.4 at least five (5) days before the proposed sale, which such notice the parties hereto agree shall be reasonable; provided, however, that the Bank need not give such notice with respect to Collateral which is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market. The Borrower shall remain liable for any deficiency.

     SECTION 5.4 Expense of Collection and Sale. The Borrower agrees to pay all costs and expenses incurred by the Bank in enforcing, collecting or realizing upon the Obligations or the Collateral, including but without limitation, reasonable attorneys' fees and expenses.

     SECTION 5.5 Financing Statements. Where permitted by applicable law, the Bank is authorized to file financing statements relating to the Collateral without the Borrower's signature thereon and at the expense of the Borrower. The Borrower will, however, at the request of the Bank, sign any amendments, releases or assignments of any financing statements with respect to the Collateral. Upon the Borrower's failure to do so, any officer of the Bank is authorized as the Borrower's agent to execute any such modifications to any financing statements.


                           ARTICLE VI - MISCELLANEOUS

     SECTION 6.1 Waivers. Except as set forth herein or in any other Transaction Document, the Borrower expressly waives notice of non-payment or protest, demand, or presentment, in relation to the Obligations or the Collateral. No delay or omission of the Bank in exercising or enforcing any of its rights, powers, privileges, options or remedies under this Agreement or any other agreement or promissory note between the Bank and the Borrower shall constitute a waiver thereof, and no wavier by the Bank of any Event of Default by the Borrower shall operate as a waiver of any other Event of Default. Except for the terms and provisions of any other Transaction Document (including, without limitation, the Continuing Letter of Credit Agreement) now existing or hereafter executed and delivered to the Bank by the Borrower (which terms and provisions are specifically deemed to be in addition to and not in derogation of the terms and provisions hereof), this Agreement constitutes the entire understanding between the Borrower and the Bank with respect to the subject matter hereof and supersedes all prior written or oral communications or understanding. No term or provision of this Agreement shall be waived, altered or modified except in writing signed by the parties hereto. All rights and remedies of the Bank under this Agreement shall be cumulative and not alternative or exclusive and may be exercised by the Bank at such time or times and in such order as the Bank, in its sole discretion, may determine and are for the sole benefit of the Bank.

     SECTION 6.2 Successors and Survival. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their successors and assigns, and shall remain in force and effect until terminated by the Bank in writing. The rights and obligations of the parties hereto may only be transferred in connection with a permitted transfer of the Letter of Credit Agreement. The covenants contained herein shall survive the execution hereof and the granting of the credit facilities under the Letter of Credit Agreement.

     SECTION 6.3 LITIGATION AND GOVERNING LAW. IN ANY LITIGATION WHETHER PURSUANT HERETO OR OTHERWISE IN WHICH THE BORROWER AND THE BANK ARE ADVERSE PARTIES, THE BORROWER AND THE BANK WAIVE TRIAL BY JURY AND THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION AGAINST THE BANK ARISING FROM TRANSACTIONS NOT CONTEMPLATED BY THIS AGREEMENT, AND THE BORROWER FURTHER AGREES THAT THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6.4 Notices. Any notice to the Bank shall be deemed effective only if sent to and received at the branch, division or department of the Bank conducting the transactions hereunder. Any notice to the Borrower shall be deemed sufficient if sent to the Borrower at its last known address appearing on the records of the Bank.

     SECTION 6.5 Headings. The headings of Articles and Sections in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     SECTION 6.6 Severability. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

     IN WITNESS WHEREOF, the Borrower has caused this Security Agreement to be duly executed by its duly authorized officers as of the date first above written.

                                              COLOR TILE, INC.


                                              By:
                                              Printed Name:___________________
                                              Title:   _________________________


                                              By:
                                              Printed Name:___________________
                                              Title:   _________________________

State of                   )
                           )   SS.:
County of                  )

     On this ______ day of September, 1995, before me personally came , to me known who, being duly sworn, did depose and say that he resides at __________ that he is the of COLOR TILE, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




                                  Notary Public

State of                   )
                           )   SS.:
County of                  )

     On this ______ day of September, 1995, before me personally came , to me known who, being duly sworn, did depose and say that he resides at __________ that he is the of COLOR TILE, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




                                  Notary Public

                                                                      SCHEDULE I


                              DISTRIBUTION CENTERS

6201 Rankin Road
Humble, Texas 77396


2552 Shennandoah Way, No.11
San Bernardino, California 92407


8275 Patuxent Range Road
Jessup, Maryland 20794


750 Central Avenue
University Park, Illinois 60466

                                                                     SCHEDULE II


                 LOCATIONS, OTHER THAN DISTRIBUTION CENTERS, OF
                       INVENTORY CONSTITUTING COLLATERAL

                                                                       EXHIBIT D

                    THE BANK OF TOKYO LTD., NEW YORK AGENCY


                Commercial Letter of Credit Terms & Fee Schedule
                                Color Tile, Inc.
                               September 19, 1995




Opening Fee:                                Waived

Term:                                       For L/C's with payment terms not to
                                              exceed 90 days after shipment

Amendment:                                  $15

Cable:                                      $15 flat

Payments:                                   Waived

Inquiry:                                    Waived

Variance:                                   Waived

Cancellation:                               Waived

Postage/Fax:                                Waived

Air/Cargo Release:                          Waived

Excessive Documents:                        Waived

Steamship Guaranty:                         Waived

First Counter Negotiating Bank:             The Bank of Tokyo, Ltd.



                                       1